Exhibit 99.1

DRAFT DRATDDD

Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports Fourth

Quarter and Year End 2025 Operating Results

– Closed $165.9 million of investments at a weighted average initial cash yield of 9.0% in 2025 –

– Signed comparable retail leases for a record 24% increase in cash base rent in 2025 –

– Current signed-not-open pipeline of $6.1 million and record high leased occupancy of 95.9% –

– Provides 2026 Outlook –

WINTER PARK, FL – February 19, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter and year ended December 31, 2025. Net Income attributable to common stockholders of $0.82 per diluted share for the fourth quarter, and $0.08 per diluted share for the full year.

Fourth Quarter and Full Year 2025 Highlights

◾Core Funds from Operations (“FFO”) attributable to common stockholders of $0.49 per diluted share for the fourth quarter, and $1.87 per diluted share for the full year.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.51 per diluted share for the fourth quarter, and $1.97 per diluted share for the full year.
◾Shopping center same-property net operating income (“NOI”) increased by 4.3% for the fourth quarter, and 4.4% for the full year. Including other/non-core properties, same-property NOI increased by 1.1% for the fourth quarter, and 3.2% for the full year.
◾Executed 167,000 square feet of comparable retail spaces at a cash rent spread increase of 31% for the fourth quarter, contributing to a record of 592,000 square feet of comparable retail spaces at a cash rent spread increase of 24% for the full year.
◾In the fourth quarter, acquired Pompano Citi Centre, a 509,000 square foot open-air retail center located in a submarket of Fort Lauderdale, Florida, for a purchase price of $65.2 million, contributing to $165.9 million of total investments for the full year.
◾In the fourth quarter, sold the Shops at Legacy North in Dallas, Texas for $78.0 million contributing to $85.1 million of total dispositions for the full year.
◾Subsequent to December 31, 2025, the Company is under contract to acquire a 384,000 square foot shopping center located in Texas for a gross purchase price of $82.6 million, which we anticipate to close in the near-term.

“We continued our momentum in 2025, ending the year with a signed-not-open pipeline of $6.1 million, representing 5.8% of in-place ABR and positioning the Company for growth in 2026 and 2027,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Further, we completed over 670,000 square feet of leasing in 2025, a record for the Company, which helped drive leased occupancy to an all-time high of 95.9% at year-end.”

Financial Results

(in thousands, except per share data)	4Q 2025	4Q 2024	FY 2025	FY 2024
Net Income (Loss) Attributable to Common Stockholders	$26,457	$(17,095)	$2,580	$(8,779)
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted	$0.82	$(0.56)	$0.08	$(0.35)

Core FFO Attributable to Common Stockholders	$15,760	$14,152	$60,496	$47,875
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$0.49	$0.46	$1.87	$1.88

AFFO Attributable to Common Stockholders	$16,429	$14,933	$63,562	$50,773
AFFO Attributable to Common Stockholders per Common Share - Diluted	$0.51	$0.49	$1.97	$2.00

Refer to “Non-GAAP Financials Measures” for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Portfolio Performance

Retail Leasing Activity

◾	During the three months ended December 31, 2025, the Company executed 23 new leases, renewals and extensions totaling 189,000 square feet. On a comparable space basis, the Company executed 167,000 square feet at an average cash rent spread increase of 31%.
◾	During the year ended December 31, 2025, the Company executed 87 new leases, renewals and extensions totaling 671,000 square feet. On a comparable space basis, the Company executed 592,000 square feet at an average cash rent spread increase of 24%.

Same Property NOI

◾	For the three months ended December 31, 2025, shopping center same property NOI increased by 4.3% versus the comparable 2024 period. Including other/non-core properties, same property NOI increased by 1.1% versus the comparable 2024 period. Same property NOI for other/non-core properties was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, NM property on December 1, 2025. As of December 31, 2025, the Albuquerque property is 100% leased to two investment grade tenants: Fidelity and the State of New Mexico.
◾	For the year ended December 31, 2025, shopping center same property NOI increased by 4.4% versus the comparable 2024 period. Including other/non-core properties, same property NOI increased by 3.2% versus the comparable 2024 period.

Occupancy

◾	As of December 31, 2025, the Company reported leased occupancy of 95.9%, up 170 basis points compared to September 30, 2025 and up 250 basis points compared to December 31, 2024.

Investment and Disposition Activity

Investment Activity

◾	During the three months ended December 31, 2025, the Company acquired Pompano Citi Centre, an open-air retail center located in a submarket of Fort Lauderdale, Florida for a purchase price of $65.2 million, and amended and upsized one commercial loan investment for a total commitment of $16.0 million, at an initial yield of 12.0% (including paid-in-kind interest).
◾	During the year ended December 31, 2025, the Company acquired two shopping centers in attractive, high-growth markets of Atlanta and South Florida for a total purchase price of $144.9 million ($136 per square foot) at a weighted average initial cash yield of 8.7%, and originated $21.0 million of structured investment commitments, at a weighted average initial yield of 10.7% (including paid-in-kind interest).
◾	The Company is currently under contract to acquire a 384,000 square foot shopping center located in South Texas for a gross purchase price of $82.6 million.

Disposition Activity

◾	During the three months ended December 31, 2025, the Company sold the Shops at Legacy North in Dallas, Texas for $78.0 million, at an exit cash cap rate of low-5%.
◾	During the year ended December 31, 2025, the Company sold two properties for $85.1 million ($311 per square foot), at a weighted average exit cash cap rate of mid-5%, generating aggregate gains of $20.9 million.

Balance Sheet and Liquidity

Our balance sheet highlights as of December 31, 2025, included:

◾	Total liquidity of $167.1 million, consisting of $149.0 million of undrawn commitments and $18.1 million of cash on hand, including cash held in like-kind exchange escrow accounts.
◾	Total borrowings of $618.8 million at a weighted average rate of 4.3%, including $601.0 million of unsecured borrowings and a $17.8 million mortgage payable.
◾	Net debt to Pro Forma Adjusted EBITDA was 6.4 times.
◾	During the quarter ended December 31, 2025, the Company repurchased $5.0 million of common stock, at a weighted average purchase price of $16.26 per share. During the year ended December 31, 2025, the Company repurchased $9.3 million of common stock, at a weighted average purchase price of $16.27 per share.
◾	The Company’s only maturity in 2026 is a $17.8 million mortgage note payable.

Common and Preferred Dividends

◾	The Company's Board of Directors has authorized a quarterly cash dividend of $0.38 per share of the Company's common stock for the first quarter of 2026. The dividend is payable on March 31, 2026 to stockholders of record as of March 12, 2026.
◾	The Company's Board of Directors has authorized a quarterly cash dividend of $0.39844 per share of the Company's 6.375% Series A Cumulative Redeemable Preferred Stock for the first quarter of 2026. The dividend is payable on March 31, 2026 to stockholders of record as of March 12, 2026.

2026 Outlook

The Company’s outlook for 2026 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission.

Below is a summary of the Company’s 2026 outlook, assumptions used in forecasting, and a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted.

	Outlook Range for 2026
(Unaudited)	Low		High
Core FFO per Common Share - Diluted (1)	$1.98	to	$2.03
AFFO per Common Share - Diluted (1)	$2.11	to	$2.16
(1)	Attributable to Common Stockholders

The Company’s 2026 outlook includes but is not limited to the following assumptions:

◾	Investment volume, including commercial loans or similarly structured investments, of $100 million to $200 million at a weighted average initial cash yield between 8.0% and 8.5%.
◾	Same-Property NOI growth for shopping centers of approximately 3.5% - 4.5%.
◾	General and administrative expenses of $19.5 million to $20.0 million.

	Outlook Range for 2026
(Unaudited)	Low	High
Net Income Attributable to the Company per Common Share - Diluted	$0.26	$0.32
Depreciation and Amortization of Real Estate	2.03	2.03
Funds from Operations, per Common Share - Diluted	$2.29	$2.35
Distributions to Preferred Stockholders	(0.22)	(0.22)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$2.07	$2.13
Amortization of Intangibles to Lease Income	(0.09)	(0.10)
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$1.98	$2.03
Adjustments:
Straight-Line Rent Adjustment	(0.04)	(0.04)
Amortization of Loan Costs and Capitalized Interest	0.03	0.03
Non-Cash Compensation	0.14	0.14
AFFO Attributable to Common Stockholders per Common Share - Diluted	$2.11	$2.16

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the fourth quarter and full year ended December  31, 2025, on Friday, February 20, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/3eh9unzw

Registration:https://register-conf.media-server.com/register/BI0b6b6616b30241d689339444f4f7a55b

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in commercial loans and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31,
	2025	2024
ASSETS
Real Estate:
Land, at Cost	$289,012	$257,748
Building and Improvements, at Cost	766,371	720,480
Other Furnishings and Equipment, at Cost	923	883
Construction in Process, at Cost	4,091	5,091
Total Real Estate, at Cost	1,060,397	984,202
Less, Accumulated Depreciation	(107,268)	(82,864)
Real Estate—Net	953,129	901,338
Land and Development Costs	300	300
Intangible Lease Assets—Net	84,710	79,198
Investment in Alpine Income Property Trust, Inc.	41,324	39,666
Commercial Loans and Investments	104,804	105,043
Cash and Cash Equivalents	6,467	9,017
Restricted Cash	34,652	8,344
Refundable Income Taxes	-	70
Deferred Income Taxes—Net	2,309	2,467
Other Assets	36,207	36,201
Total Assets	$1,263,902	$1,181,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,709	$3,278
Accrued and Other Liabilities	28,185	21,268
Deferred Revenue	18,802	10,183
Intangible Lease Liabilities—Net	31,486	15,124
Income Taxes Payable	29	—
Long-Term Debt—Net	616,345	518,993
Total Liabilities	696,556	568,846
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at December 31, 2025 and 2024	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value, 32,372,291 shares issued and outstanding at December 31, 2025 and 31,673,479 shares issued and outstanding at December 31, 2024	324	317
Additional Paid-In Capital	382,494	367,828
Retained Earnings	184,886	232,089
Accumulated Other Comprehensive Income (Loss)	(405)	12,517
Total Stockholders’ Equity	567,346	612,798
Total Liabilities and Stockholders’ Equity	$1,263,902	$1,181,644

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Income Properties	$33,670	$31,562	$132,156	$110,591
Management Fee Income	1,248	1,230	4,849	4,590
Interest Income From Commercial Loans and Investments	3,421	2,950	12,540	7,357
Real Estate Operations	—	—	—	1,981
Total Revenues	38,339	35,742	149,545	124,519
Direct Cost of Revenues
Income Properties	(9,580)	(9,155)	(37,923)	(31,785)
Real Estate Operations	—	—	—	(1,437)
Total Direct Cost of Revenues	(9,580)	(9,155)	(37,923)	(33,222)
General and Administrative Expenses	(4,616)	(4,519)	(18,527)	(16,269)
Provision for Impairment	—	(23)	(68)	(676)
Depreciation and Amortization	(15,428)	(29,348)	(60,015)	(65,049)
Total Operating Expenses	(29,624)	(43,045)	(116,533)	(115,216)
Gain on Disposition of Assets	20,079	—	21,452	8,308
Loss on Extinguishment of Debt	—	—	(20,449)	—
Other Gain	20,079	—	1,003	8,308
Total Operating Income (Loss)	28,794	(7,303)	34,015	17,611
Investment and Other Income (Loss)	6,784	(2,595)	3,451	2,606
Interest Expense	(7,100)	(5,756)	(26,928)	(22,521)
Income (Loss) Before Income Tax Benefit (Expense)	28,478	(15,654)	10,538	(2,304)
Income Tax Benefit (Expense)	(143)	437	(446)	339
Net Income (Loss) Attributable to the Company	28,335	(15,217)	10,092	(1,965)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(7,512)	(6,814)
Net Income (Loss) Attributable to Common Stockholders	$26,457	$(17,095)	$2,580	$(8,779)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$0.82	$(0.56)	$0.08	$(0.35)

Weighted Average Number of Common Shares
Basic	32,175,554	30,603,089	32,267,365	25,361,379
Diluted	32,235,624	30,703,941	32,292,812	25,401,176

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$1.59	$1.59
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$1.52	$1.52

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income (Loss) Attributable to the Company	$28,335	$(15,217)	$10,092	$(1,965)
Adjustments:
Depreciation and Amortization of Real Estate	15,411	29,331	59,947	64,981
Gain on Disposition of Assets	(20,079)	—	(21,452)	(8,308)
Gain on Disposition of Other Assets	—	(354)	—	(904)
Provision for Impairment	—	23	68	676
Realized and Unrealized Loss (Gain) on Investment Securities	(5,919)	3,331	(90)	463
Funds from Operations	$17,748	$17,114	$48,565	$54,943
Distributions to Preferred Stockholders	(1,878)	(1,878)	(7,512)	(6,814)
Funds From Operations Attributable to Common Stockholders	$15,870	$15,236	$41,053	$48,129
Adjustments:
Loss on Extinguishment of Debt	—	—	20,449	—
Amortization of Intangibles to Lease Income	(110)	(1,084)	(1,006)	(254)
Core Funds From Operations Attributable to Common Stockholders	$15,760	$14,152	$60,496	$47,875
Adjustments:
Straight-Line Rent Adjustment	(469)	(169)	(2,159)	(1,681)
Other Depreciation and Amortization	(1)	(3)	(2)	(13)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	203	203	1,069	955
Non-Cash Compensation	936	750	4,158	3,637
Adjusted Funds From Operations Attributable to Common Stockholders	$16,429	$14,933	$63,562	$50,773

FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.49	$0.50	$1.27	$1.89
Core FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.49	$0.46	$1.87	$1.88
AFFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.51	$0.49	$1.97	$2.00
(1)	The weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Notes except for the actual issuance of 1,089,555 shares of the Company’s common stock in connection with the settlement during the three months ended June 30, 2025; therefore, the full impact of the issued shares were included in the denominator for this measure for the three months December 31, 2025 and the weighted average impact of the issued shares were included in the denominator for this measure for the year ended December 31, 2025.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income (Loss) Attributable to the Company	$28,335	$(15,217)	$10,092	$(1,965)
Gain on Disposition of Assets	(20,079)	—	(21,452)	(8,308)
Loss on Extinguishment of Debt	—	—	20,449	—
Provision for Impairment	—	23	68	676
Depreciation and Amortization	15,428	29,348	60,015	65,049
Amortization of Intangibles to Lease Income	110	1,084	1,006	254
Straight-Line Rent Adjustment	469	169	2,159	1,681
Accretion of Tenant Contribution	13	13	52	52
Interest Expense	7,100	5,756	26,928	22,521
General and Administrative Expenses	4,616	4,519	18,527	16,269
Investment and Other Loss (Income)	(6,784)	2,595	(3,451)	(2,606)
Income Tax Expense (Benefit)	143	(437)	446	(339)
Real Estate Operations Revenues	—	—	—	(1,981)
Real Estate Operations Direct Cost of Revenues	—	—	—	1,437
Management Fee Income	(1,248)	(1,230)	(4,849)	(4,590)
Interest Income From Commercial Loans and Investments	(3,421)	(2,950)	(12,540)	(7,357)
Other Non-Recurring Items (1)	(387)	(255)	(1,113)	(1,507)
Less: Impact of Properties Not Owned for the Full Reporting Period	(3,829)	(3,172)	(32,219)	(17,163)
Same-Property NOI	$20,466	$20,246	$64,118	$62,123
Less: Same Property NOI for Other Properties	(1,442)	(2,003)	(5,141)	(5,635)
Same-Property NOI for Shopping Centers	$19,024	$18,243	$58,977	$56,488
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	December 31, 2025
Net Income Attributable to the Company	$28,335
Depreciation and Amortization of Real Estate	15,411
Gain on Disposition of Assets	(20,079)
Unrealized Gain & Realized Loss on Investment Securities	(5,919)
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(110)
Straight-Line Rent Adjustment	(469)
Other Depreciation and Amortization	(1)
Amortization of Loan Costs and Capitalized Interest	203
Non-Cash Compensation	936
Other Non-Recurring Items (1)	(387)
Interest Expense, Net of Amortization of Loan Costs	6,896
Adjusted EBITDA	$22,938

Annualized Adjusted EBITDA	$91,752
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	1,816
Pro Forma Adjusted EBITDA	$93,568

Total Long-Term Debt	$616,345
Financing Costs, Net of Accumulated Amortization	2,455
Cash and Cash Equivalents	(6,467)
Restricted Cash (3)	(11,610)
Net Debt	$600,723

Net Debt to Pro Forma Adjusted EBITDA	6.4	x
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended December 31, 2025.
(3)	Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.